UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 5, 2014, Asta Funding, Inc. (the “Company”) filed a lawsuit against Unifund CCR Partners, (“Unifund”) a debt buyer based in Cincinnati, Ohio. The lawsuit alleges that Unifund has failed to pay the Company certain amounts that are due to the Company under a servicing agreement between the Company and Unifund. Pursuant to the servicing agreement, if the Company does not recover within a specified time period a specified amount with respect to certain portfolios serviced by Unifund, the Company is entitled to receive 50% of a fee premium distributed to Unifund on all portfolios that it services. The lawsuit alleges that the Company did not recover the specified amount within the specified time period, but Unifund failed to pay the Company 50% of the fee premium and instead retained the entire fee premium for itself. The Company is seeking at least $19 million in damages. The lawsuit, captioned Palisades Collection, LLC, et al v. Unifund CCR Partners, et al., was filed in the Superior Court for the State of Delaware, New Castle County.

Item 9.01	Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

None

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: August 19, 2014	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

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